EXTENSION AND AMENDMENT TO PROMISSORY NOTE

                            Borrower:

      Freedom Financial Corporation, and Indiana Corporation
                  2669 Charlestown Road, Suite D
                      New Albany, IN  47150


NOTE         INTEREST   PRINCIPAL      FUNDING    MATURITY   CUSTOMER  LOAN
INFORMATION  RATE       AMOUNT         DATE       DATE       NUMBER    NUMBER

             Variable   $1,800,000.00  07/31/96   7/31/97    351634756 1456571

KPK/kmd


                 EXTENSION AND AMENDMENT TO NOTE

Effective      August 22, 1997     , Borrower and Lender agree
that the Note, identified above, (the "Note") shall be amended as follows:

[X] EXTENSION:  The Maturity Date of the Note is extended to
January 31, 1998.
[ ]INTEREST RATE: The interest rate on the Note shall be changed to:
     [ ]  A fixed rate of _________% per annum.
     [ ]  A variable rate of _________% per annum _______________
          The Index Rate indicated below. Any change in the interest rate resulting from a change in the Index Rate will be effective on:


       The Index Rate used for the Note shall be:


       If the Index Rate is redefined or becomes unavailable, then Lender may select another index which is substantially similar. The initial interest rate on the Note, as amended shall be _______________% per annum.

     MINIMUM RATE/MAXIMUM RATE: Subject to applicable law, the minimum interest rate on the Note, as amended, shall be ______________% per annum. The maximum interest rate on the Note, as amended, shall not exceed ____________% per annum, or if less, or if a maximum rate is not indicated, the maximum interest rate Lender is permitted to charge by law. RATE ADJUSTMENT LIMITATIONS: The maximum interest rate increase at any one time will be _____________%. The maximum rate decrease at any one time will be ____________%.
PAYMENT SCHEDULE: Borrower shall pay the principal and interest on the Note according to the following schedule:
     ON DEMAND, BUT UNTIL DEMAND IS DUE, THEN:
     Quarterly payments of principal in the amount of $50,000.00 plus accrued interest beginning October 31, 1997 and continuing thereafter. A final payment of the outstanding principal balance plus accrued interest is due and payable on January 31, 1998.

ADDITIONAL TERMS:
     Collateral for this loan is 1,100,000 shares of Florida Gaming Corporation Stock represented by 100,000 shares each of FGC0052, FGC0053, FGC2003, FGC2004, FGC2005, FGC00421,
     FGC00422, FGC00423, FGC00424, FGC00508, FGC507.  THIS IS A
     RATIFICATION OF LOAN AGREEMENT AND STOCK PLEDGE AGREEMENT DATED 7-31-96 AND AS AMENDED 11-22-96 and 8-22-97.
     Collateral also consists of the personal guarantee of W. Bennett Collett by Guaranty Agreement dated 7/31/96 and reaffirmed 8/22/97.

INSURANCE: If Borrower has purchased credit life or credit accident and health insurance, this insurance may only cover payments made under the Note.
ADDITIONAL DOCUMENTS: Borrower agrees to execute any additional documents that Lender may request in connection with this extension/amendment of the Note.
RATIFICATION AND INCORPORATION: The terms, definitions, and conditions of the Note are fully ratified and incorporated into this Agreement by this reference. The terms and conditions of the Note shall remain in full force and effect except as specifically extended/amended by this Agreement. The Note and all other loan documents, as extended and amended, are hereby adopted, ratified, confirmed and acknowledged to be in full force and effect and binding upon Borrower, with all of the collateral being pledged remaining as security for Lender.
RESERVATION OF RIGHTS: If a Borrower under the Note does not sign this Agreement, such Borrower will remain liable under the terms and conditions continued in the Note, if not released from those obligations in a writing signed by Lender.

AMENDED
NOTE          INTEREST  PRINCIPAL      MATURITY   CUSTOMER    LOAN
INFORMATION   RATE      AMOUNT         DATE       NUMBER      NUMBER
              Variable  $1,550,000.00  01/31/98   351634756   1456571

BORROWER WAIVES ALL KNOWN AND UNKNOWN, ABSOLUTE AND CONTINGENT, CLAIMS, DEFENSES, SETOFFS OR COUNTERCLAIMS AGAINST LENDER OR ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS AS OF THE DATE OF THIS AGREEMENT. BORROWER ACKNOWLEDGES THAT BORROWER HAS READ, UNDERSTANDS AND AGREES TO THE TERMS OF THIS AGREEMENT. BORROWER ACKNOWLEDGES RECEIPT OF ANY EXACT COPY OF THIS AGREEMENT.
Dated:  August 22, 1997
BORROWER: Freedom Financial           BORROWER:
         Corporation

By: s/ W.B. Collett                   By:
 W. Bennett Collett, Chairman & CEO

BORROWER:                             BORROWER:


By:                                   By:


BORROWER:                             BORROWER:


By:                                   By:


BORROWER:                             BORROWER:


By:                                   By:


                                      LENDER:   Pioneer Bank


                                      By:     /s/ Kenneth Kidd
                                        Kenneth Kidd, Senior Vice
                                        President